NORTHWESTERN MUTUAL SERIES FUND, INC.

CERTIFICATE OF CORRECTION

Northwestern Mutual Series Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940 and has been continuously so registered since its operations began.

SECOND: The title of the document being corrected is Articles Supplementary filed on March 10, 2015 (the “March 2015 Articles Supplementary”). The March 2015 Articles Supplementary were filed in order to increase the total number of shares of stock of the Corporation and to increase the number of shares designated as shares of the Select Bond Portfolio.

THIRD: The March 2015 Articles Supplementary contained typographical errors, errors of transcription or other errors and the Corporation desires to correct such errors by filing this Certificate of Correction.

FOURTH: The errors appear in Article Second, Section (b) and Article Fourth, Section (b) of the March 2015 Articles Supplementary. The provisions as previously filed are as follows:

Second:

(a) The total number of shares of all classes of stock of the Corporation before the increase contemplated herein and the number and par value of the shares of each class, are as follows: sixty-four billion (64,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Sixty Hundred Forty Million Dollars ($640,000,000).

(b) The shares shall be divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

CLASS	NUMBER OF SHARES

Index 500 Stock Portfolio Capital Stock	2,000,000,000

Select Bond Portfolio Capital Stock	3,000,000,000

Money Market Portfolio Capital Stock	2,000,000,000

Balanced Portfolio Capital Stock	4,000,000,000

Mid Cap Growth Stock Portfolio Capital Stock	2,000,000,000

International Equity Portfolio Capital Stock	3,000,000,000

High Yield Bond Portfolio Capital Stock	3,000,000,000

Large Cap Core Stock Portfolio Capital Stock	2,000,000,000

Growth Stock Portfolio Capital Stock	2,000,000,000

Index 400 Stock Portfolio Capital Stock	2,000,000,000

Small Cap Growth Stock Portfolio Capital Stock	2,000,000,000

Small Cap Value Portfolio Capital Stock	2,000,000,000

International Growth Portfolio Capital Stock	2,000,000,000

Domestic Equity Portfolio Capital Stock	2,000,000,000

Asset Allocation Portfolio Capital Stock	2,000,000,000

Mid Cap Value Portfolio Capital Stock	2,000,000,000

Focused Appreciation Portfolio Capital Stock	2,000,000,000

Equity Income Portfolio Capital Stock	2,000,000,000

Large Cap Blend Portfolio Capital Stock	2,000,000,000

Large Company Value Portfolio Capital Stock	2,000,000,000

Index 600 Stock Portfolio Capital Stock	2,000,000,000

Research International Core Portfolio Capital Stock	2,000,000,000

Emerging Markets Equity Portfolio Capital Stock	2,000,000,000

Inflation Protection Portfolio Capital Stock	2,000,000,000

Short-Term Bond Portfolio Capital Stock	2,000,000,000

Long-Term U.S. Government Bond Portfolio Capital Stock	2,000,000,000

Multi-Sector Bond Portfolio Capital Stock	2,000,000,000

Commodities Return Strategy Portfolio Capital Stock	2,000,000,000

Unallocated	3,000,000,000

TOTAL	64,000,000,000

Fourth:

(b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows: sixty-seven billion (67,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Sixty Hundred Seventy Million Dollars ($670,000,000).

The shares shall be divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

CLASS	NUMBER OF SHARES

Index 500 Stock Portfolio Capital Stock	2,000,000,000

Select Bond Portfolio Capital Stock	6,000,000,000

Money Market Portfolio Capital Stock	2,000,000,000

Balanced Portfolio Capital Stock	4,000,000,000

Mid Cap Growth Stock Portfolio Capital Stock	2,000,000,000

International Equity Portfolio Capital Stock	3,000,000,000

High Yield Bond Portfolio Capital Stock	3,000,000,000

Large Cap Core Stock Portfolio Capital Stock	2,000,000,000

Growth Stock Portfolio Capital Stock	2,000,000,000

Index 400 Stock Portfolio Capital Stock	2,000,000,000

Small Cap Growth Stock Portfolio Capital Stock	2,000,000,000

Small Cap Value Portfolio Capital Stock	2,000,000,000

International Growth Portfolio Capital Stock	2,000,000,000

Domestic Equity Portfolio Capital Stock	2,000,000,000

Asset Allocation Portfolio Capital Stock	2,000,000,000

Mid Cap Value Portfolio Capital Stock	2,000,000,000

Focused Appreciation Portfolio Capital Stock	2,000,000,000

Equity Income Portfolio Capital Stock	2,000,000,000

Large Cap Blend Portfolio Capital Stock	2,000,000,000

Large Company Value Portfolio Capital Stock	2,000,000,000

Index 600 Stock Portfolio Capital Stock	2,000,000,000

Research International Core Portfolio Capital Stock	2,000,000,000

Emerging Markets Equity Portfolio Capital Stock	2,000,000,000

Inflation Protection Portfolio Capital Stock	2,000,000,000

Short-Term Bond Portfolio Capital Stock	2,000,000,000

Long-Term U.S. Government Bond Portfolio Capital Stock	2,000,000,000

Multi-Sector Bond Portfolio Capital Stock	2,000,000,000

Commodities Return Strategy Portfolio Capital Stock	2,000,000,000

Unallocated	3,000,000,000

TOTAL	67,000,000,000

FIFTH: On December 5, 2013, the Corporation filed Articles Supplementary (the “December 2013 Articles Supplementary”) reflecting a reduction in the total shares of the Corporation’s authorized capital stock by two billion (2,000,000,000) shares as a result of the Corporation’s redemption of all of the outstanding shares of capital stock comprising the Commodities Return Strategy Portfolio, and a reduction in the aggregate authorized shares of the Corporation to 62,000,000,000.

SIXTH: In light of the filing of the December 2013 Articles Supplementary, Article Second, Section (a) and (b) of the March 2015 Articles Supplementary, as corrected, reads as follows:

Second:

(a) The total number of shares of all classes of stock of the Corporation before the increase contemplated herein and the number and par value of the shares of each class, are as follows: sixty-two billion (62,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Six Hundred Twenty Million Dollars ($620,000,000).

(b) The shares shall be divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

CLASS	NUMBER OF SHARES

Index 500 Stock Portfolio Capital Stock	2,000,000,000

Select Bond Portfolio Capital Stock	3,000,000,000

Money Market Portfolio Capital Stock	2,000,000,000

Balanced Portfolio Capital Stock	4,000,000,000

Mid Cap Growth Stock Portfolio Capital Stock	2,000,000,000

International Equity Portfolio Capital Stock	3,000,000,000

High Yield Bond Portfolio Capital Stock	3,000,000,000

Large Cap Core Stock Portfolio Capital Stock	2,000,000,000

Growth Stock Portfolio Capital Stock	2,000,000,000

Index 400 Stock Portfolio Capital Stock	2,000,000,000

Small Cap Growth Stock Portfolio Capital Stock	2,000,000,000

Small Cap Value Portfolio Capital Stock	2,000,000,000

International Growth Portfolio Capital Stock	2,000,000,000

Domestic Equity Portfolio Capital Stock	2,000,000,000

Asset Allocation Portfolio Capital Stock	2,000,000,000

Mid Cap Value Portfolio Capital Stock	2,000,000,000

Focused Appreciation Portfolio Capital Stock	2,000,000,000

Equity Income Portfolio Capital Stock	2,000,000,000

Large Cap Blend Portfolio Capital Stock	2,000,000,000

Large Company Value Portfolio Capital Stock	2,000,000,000

Index 600 Stock Portfolio Capital Stock	2,000,000,000

Research International Core Portfolio Capital Stock	2,000,000,000

Emerging Markets Equity Portfolio Capital Stock	2,000,000,000

Inflation Protection Portfolio Capital Stock	2,000,000,000

Short-Term Bond Portfolio Capital Stock	2,000,000,000

Long-Term U.S. Government Bond Portfolio Capital Stock	2,000,000,000

Multi-Sector Bond Portfolio Capital Stock	2,000,000,000

Unallocated	3,000,000,000

TOTAL	62,000,000,000

SEVENTH: Article Fourth, Section (b) of the March 2015 Articles Supplementary, as corrected, reads as follows:

Fourth:

(b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows: sixty-five billion (65,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Six Hundred Fifty Million Dollars ($650,000,000).

The shares shall be divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

CLASS	NUMBER OF SHARES

Index 500 Stock Portfolio Capital Stock	2,000,000,000

Select Bond Portfolio Capital Stock	6,000,000,000

Money Market Portfolio Capital Stock	2,000,000,000

Balanced Portfolio Capital Stock	4,000,000,000

Mid Cap Growth Stock Portfolio Capital Stock	2,000,000,000

International Equity Portfolio Capital Stock	3,000,000,000

High Yield Bond Portfolio Capital Stock	3,000,000,000

Large Cap Core Stock Portfolio Capital Stock	2,000,000,000

Growth Stock Portfolio Capital Stock	2,000,000,000

Index 400 Stock Portfolio Capital Stock	2,000,000,000

Small Cap Growth Stock Portfolio Capital Stock	2,000,000,000

Small Cap Value Portfolio Capital Stock	2,000,000,000

International Growth Portfolio Capital Stock	2,000,000,000

Domestic Equity Portfolio Capital Stock	2,000,000,000

Asset Allocation Portfolio Capital Stock	2,000,000,000

Mid Cap Value Portfolio Capital Stock	2,000,000,000

Focused Appreciation Portfolio Capital Stock	2,000,000,000

Equity Income Portfolio Capital Stock	2,000,000,000

Large Cap Blend Portfolio Capital Stock	2,000,000,000

Large Company Value Portfolio Capital Stock	2,000,000,000

Index 600 Stock Portfolio Capital Stock	2,000,000,000

Research International Core Portfolio Capital Stock	2,000,000,000

Emerging Markets Equity Portfolio Capital Stock	2,000,000,000

Inflation Protection Portfolio Capital Stock	2,000,000,000

Short-Term Bond Portfolio Capital Stock	2,000,000,000

Long-Term U.S. Government Bond Portfolio Capital Stock	2,000,000,000

Multi-Sector Bond Portfolio Capital Stock	2,000,000,000

Unallocated	3,000,000,000

TOTAL	65,000,000,000

IN WITNESS WHEREOF, Northwestern Mutual Series Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President, and attested and its corporate seal to be hereunder affixed by its Secretary, on July 15, 2015.

Attest:	NORTHWESTERN MUTUAL SERIES FUND, INC.

/s/ Lesli H. McLinden Lesli H. McLinden, Secretary [Corporate Seal]	By: /s/ Kate M. Fleming Kate M. Fleming, President

The undersigned, President of Northwestern Mutual Series Fund, Inc., who executed on behalf of said Corporation the foregoing Certificate of Correction, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Kate M. Fleming
Kate M. Fleming, President
Northwestern Mutual Series Fund, Inc.